PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT

	AGREEMENT executed as of September 23, 2016, by and between PRINCIPAL MANAGEMENT CORPORATION
(hereinafter called the "Manager"), and ASCEND CAPITAL, LLC
(hereinafter called the "Sub-Advisor").

W I T N E S S E T H:

	WHEREAS, the Manager is the manager and investment adviser to each Series of Principal Funds, Inc. (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
and

	WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for all or a portion of the assets of each Series of the Fund identified in Appendix A hereto, as may be amended from time to time (hereinafter called "Series"), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

	WHEREAS, The Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto: the Fund's registration statement and financial statements as filed with the Securities and Exchange Commission (the "SEC")

	NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub-Advisor
The Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the "Allocated Assets"), subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized herein or otherwise, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the Sub-
Advisor
       The Sub-Advisor will:
(a)	Provide discretionary investment advisory services,
including but not limited to research, advice and
supervision for the Allocated Assets of each Series.
(b)	Furnish to the Board of Directors of the Fund (or
any appropriate committee of such Board) for
approval, and revise from time to time as conditions
require, a recommended investment program for
the Allocated Assets consistent with each Series'
respective investment objective(s) and policies and
any specific criteria applicable to the Allocated
Assets.
(c)	Implement the approved investment program for
the Allocated Assets by placing orders for the
purchase and sale of securities without prior
consultation with the Manager and without regard
to the length of time the securities have been held,
the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's registration statement and the
requirements of the 1940 Act, as each of the same
shall be from time to time in effect.
(d)	Advise and assist the officers of the Fund, as
requested by the officers, in taking such steps as
are necessary or appropriate to carry out the
decisions of its Board of Directors, and any
appropriate committees of such Board, regarding
the general conduct of the investment business of
each Series.
(e)	Maintain, in connection with the Sub-Advisor's
investment advisory services provided to the
Allocated Assets, compliance with the 1940 Act and
the regulations adopted by the SEC thereunder and
the Series' investment strategies and restrictions as
stated in the Fund's prospectus and statement of
additional information (as of the date hereof and as
amended hereafter with reasonable written notice
to Sub-Advisor) and any specific criteria applicable
to the Allocated Assets provided in writing to Sub-
Advisor with reasonable notice.
(f)	Report to the Board of Directors of the Fund at
such times and in such detail as the Board of
Directors may reasonably deem appropriate in
order to enable it to determine that the investment
policies, procedures and approved investment
program of each Series (and any specific criteria
applicable to the Allocated Assets) are being
observed.
(g)	Upon request, provide, with respect to the Allocated
Assets, assistance and recommendations for the
determination of the fair value of certain securities
when reliable market quotations are not readily
available for purposes of calculating net asset value
in accordance with procedures and methods
established by the Fund's Board of Directors.
(h)	Furnish, at its own expense, (i) all necessary
investment and management facilities, including
salaries of clerical and other personnel required for
it to execute its duties hereunder faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the
efficient conduct of the investment advisory affairs
of each Series with respect to the Allocated Assets.
(i)	Open accounts with broker-dealers, swap dealers,
clearinghouses and futures commission merchants ("broker-dealers"), select broker-dealers to effect all transactions for each Series with respect to the
Allocated Assets, place all necessary orders with
broker dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable; and the Sub-Advisor may negotiate and
execute on behalf of the Fund and the Series, with
respect to the Allocated Assets, such agreements
and other documents with such terms and
conditions as the Sub-Advisor deems to be
appropriate. The Sub-Advisor agrees to obtain a
signed IRS Form W-9 or W-8 from any broker-
dealer selected by the Sub-Advisor. Unless
otherwise directed by the Manager, the Sub-
Advisor agrees not to use a broker-dealer who
checks the "Non-Participating Foreign Financial
Institution" box on its Form W-8 for any
transactions entered into on behalf of a Series. To
the extent consistent with applicable law, purchase
or sell orders for each Series may be aggregated
with contemporaneous purchase or sell orders of
other clients of the Sub-Advisor. In such event
allocation of securities or swaps so sold or
purchased, as well as the expenses incurred in the
transaction, will be made by the Sub-Advisor in the
manner the Sub-Advisor considers to be the most
equitable and consistent with its fiduciary
obligations to the Fund and to other clients. The
Sub-Advisor will report on such allocations at the
request of the Manager, the Fund or the Fund's
Board of Directors providing such information as
the number of aggregated trades to which each
Series was a party, the broker-dealers to whom
such trades were directed and the basis for the
allocation for the aggregated trades. The Sub-
Advisor shall use commercially reasonable efforts
to obtain execution of transactions for each Series
at prices which are advantageous to the Series and
at commission rates that are reasonable in relation
to the benefits received. However, the Sub-Advisor
may select brokers or dealers on the basis that they
provide brokerage, research or other services or
products to the Sub-Advisor. To the extent
consistent with applicable law, the Sub-Advisor
may pay a broker or dealer an amount of
commission for effecting a securities or derivatives transaction in excess of the amount of commission or dealer spread another broker or dealer would
have charged for effecting that transaction if the
Sub-Advisor determines in good faith that such
amount of commission is reasonable in relation to
the value of the brokerage and research products
and/or services provided by such broker or dealer.
This determination, with respect to brokerage and
research products and/or services, may be viewed
in terms of either that particular transaction or the
overall responsibilities which the Sub-Advisor and
its affiliates have with respect to each Series as to
the Allocated Assets as well as to accounts over
which they exercise investment discretion. Not all
such services or products need be used by the
Sub-Advisor in managing the Allocated Assets. In
addition, joint repurchase arrangements may not be
utilized by the Series except to the extent permitted
under any exemptive order obtained by the Sub-
Advisor provided that all conditions of such order
are complied with.
(j)	Maintain all accounts, books and records with
respect to the Allocated Assets as are required of
an investment advisor of a registered investment
company pursuant to the 1940 Act and Investment
Advisers Act of 1940, as amended (the "Advisers
Act"), and the rules thereunder, and furnish the
Fund and the Manager with such periodic and
special reports as the Fund or the Manager may
reasonably request. In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the
Sub-Advisor hereby agrees that all records that it
maintains for each Series are the property of the
Fund, agrees to preserve for the periods described
by Rule 31a-2 under the 1940 Act any records that
it maintains for the Series and that are required to
be maintained by Rule 31a-1 under the 1940 Act,
and further agrees to surrender promptly to the
Fund any records that it maintains for a Series
upon request by the Fund or the Manager, provided
that the Sub-Advisor shall be entitled to retain a
copy of such records. The Sub-Advisor has no
responsibility for the maintenance of Fund records
except insofar as is directly related to the services
the Sub-Advisor provides to a Series.
(k)	Observe and comply with Rule 17j-1 under the
1940 Act and the Sub-Advisor's Code of Ethics
adopted pursuant to that Rule as the same may be
amended from time to time. The Manager
acknowledges receipt of a copy of the Sub-
Advisor's current Code of Ethics. The Sub-Advisor
shall promptly forward to the Manager a copy of
any material amendment to the Sub-Advisor's Code
of Ethics along with certification that the Sub-
Advisor has implemented procedures for
administering the Sub-Advisor's Code of Ethics.
(l)	From time to time as the Manager or the Fund may
request, furnish the requesting party reports on
portfolio transactions and reports on investments
held by a Series, all in such detail as the Manager
or the Fund may reasonably request. The Sub-
Advisor will make available its officers and
employees to meet with the Fund's Board of
Directors at the Fund's principal place of business
on due notice to review the investments of a Series.
(m)	Provide such information as is customarily provided
by a sub-advisor, or as may be required or
reasonably requested by the Manager, for the Fund
or the Manager to comply with their respective
obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Advisers
Act, the Securities Act of 1933, as amended (the
"Securities Act"), and any state securities laws, and
any rule or regulation thereunder. Such information
includes, but is not limited to:  the Sub-Advisor's
compliance manual and policies and procedures
adopted to comply with Rule 206(4)-7 of the
Advisers Act; the Sub-Advisor's most recent annual
compliance report or a detailed summary of such
report; timely and complete responses to all
Quarterly Compliance Questionnaires (including the identification of any material compliance matters relating to the Allocated Assets and a copy of any
material changes to the Sub-Advisor's Rule 206(4)-
7 compliance policies and procedures, marked to
show changes along with a written summary of the
purpose of each such change); Annual Proxy
Voting Questionnaires; Annual Best Execution and
Soft Dollar Questionnaires, and responses to all
other requests from the Manager, in each case to
the extent such responses are requested with
reasonable notice and that such questionnaires and
requests are reasonable. The Sub-Advisor agrees
to make available for the Manager's review at the
Sub-Advisor's principal place of business all
deficiency letters issued by the SEC together with
all responses given by Sub-Advisor to such letters.
(n)	Vote or cause to be voted proxies received on
behalf of each Series (with respect to the portion
thereof allocated to the Sub-Advisor) in a manner
consistent with the Sub-Advisor's proxy voting
policies and procedures and provide a record of
votes cast containing all of the voting information
required by Form N-PX in an electronic format to
enable the Series to file Form N-PX as required by
SEC rule.
(o)	Respond to tender offers, rights offerings and other
voluntary corporate action requests affecting
securities held by each Series (with respect to the
portion thereof allocated to the Sub-Advisor);
provided Sub-Advisor shall have no obligation to
pursue any legal claims of the Series with respect
to the Allocated Assets, including class action
lawsuits concerning securities owned by the Fund
(with respect to the portion of each Series thereof
allocated to the Sub-Advisor).
(p)	Cooperate with the Manager in its performance of
quarterly and annual tax compliance tests to
monitor the Series' compliance with Subchapter M
of the Code and Section 817(h) of the Code. If it is
determined by the Manager or its tax advisors that
the Series is not in compliance with the
requirements imposed by the Code, the Sub-
Advisor, in consultation with the Manager and its
tax advisors, will take prompt action to bring the
Allocated Assets back into compliance within the
time permitted under the Code.
3.	Prohibited Conduct
In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to
any investment company sponsored by Principal Life
Insurance Company, such list of any such firms to be
provided by Manager to Sub-Advisor, regarding
transactions for the Fund in securities or other assets.
4.	Compensation
As full compensation for all services rendered and
obligations assumed by the Sub-Advisor hereunder with
respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.
5.	Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the
Manager, the Fund or its shareholders for any loss
suffered by the Manager or the Fund resulting from any
error of judgment made in the good faith exercise of the Sub-Advisor's investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of,
or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or
affiliates.
6.	Trade Errors
The Sub-Advisor will notify the Manager of any Trade
Error(s), regardless of materiality, promptly upon the discovery of such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade
Errors due to negligence, misfeasance, or disregard of
duties of the Sub-Advisoror any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes of this
Section 6, "Trade Errors" are defined as errors due to (i) erroneous orders by the Sub-Advisor for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Series in an unintended amount or price;
or (iii) purchases or sales of financial instruments which violate the investment limitations or restrictions disclosed in the Fund's registration statement (as of the date hereof and as amended hereafter with reasonable written notice
to Sub-Advisor) and/or imposed by  applicable law or
regulation (calculated at the Sub-Advisor's portfolio level), unless otherwise agreed to in writing.
7.	Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel, non-investment, operational or compliance processes, and facilities to the Sub-Advisor; provided, however, that any arrangements to provide investment advisory services in connection with the Fund's securities will be subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund, and that entry into any arrangements pursuant to this Section 7 shall not relieve the Sub-Advisor of any of its obligations under this Agreement; and further provided, that the Sub-Advisor will provide prompt notice of a change in the firm it uses for outsourced compliance services.

8.	Regulation
The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.	Duration and Termination of This Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance
Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or Sub-Advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days' written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this
Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security" and "majority of the outstanding voting securities") shall be applied.

10.	Amendment of this Agreement
No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

11.	Services not Exclusive
The services of the Sub-Advisor to the Manager and the Series are not to be deemed exclusive and the Sub-
Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of the Sub-Advisor and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment advisory clients. The Manager agrees that Sub-Advisor may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Series. Nothing in this Agreement shall be deemed to require Sub-Advisor, its principals, affiliates, agents or employees to purchase or sell for the Series any security which it or they may purchase or sell for its or their own account or for the account of any other client.

12.	Additional Series
In the event the Manager wishes to appoint the Sub-
Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.

13.	General Provisions
(a)	Each party agrees to perform such further
commercially reasonable acts and execute such
further documents as are necessary to effectuate
the purposes hereof. This Agreement shall be
construed and enforced in accordance with and
governed by the laws of the State of Iowa. The
captions in this Agreement are included for
convenience only and in no way define or delimit
any of the provisions hereof or otherwise affect
their construction or effect.
(b)	Any notice under this Agreement shall be in writing,
addressed and delivered or mailed postage pre-
paid to the other party at such address as such
other party may designate for the receipt of such
notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des
Moines, Iowa 50392-0200, and the address of the
Sub-Advisor for this purpose shall be Ascend
Capital LLC, 4 Orinda Way, Suite 200-C, Orinda,
California 94563.
(c)	The Sub-Advisor will promptly notify the Manager in
writing of the occurrence of any of the following
events:
1.	the Sub-Advisor fails to be registered as an
investment adviser under the Advisers Act or
under the laws of any jurisdiction in which the
Sub-Advisor is required to be registered as an
investment advisor in order to perform its
obligations under this Agreement.
2.	the Sub-Advisor is served or otherwise receives
notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series.

3.	the Sub-Advisor becomes aware of any
pending or threatened action, suit, proceeding,
inquiry or investigation that is reasonably likely
to result in a conviction, order, judgment or
decree issued with respect to it or any affiliate
that could reasonably be expected to result in
the Sub-Advisor becoming ineligible to serve as
an investment adviser of a registered
investment company under the 1940 Act.
4.	the Sub-Advisor becomes aware of a
transaction or series of transactions that has
resulted in a change in control of the Sub-
Advisor or a controlling person thereof or
otherwise in the assignment (as defined in the
1940 Act) of this Agreement by the Sub-
Advisor.
(d)	The Manager shall provide (or cause the Series
custodian to provide) timely information to the Sub-
Advisor regarding such matters as the composition
of the assets of a Series, cash requirements and
cash available for investment in a Series, and all
other reasonable information as may be necessary
for the Sub-Advisor to perform its duties and
responsibilities hereunder.
(e)	The Sub-Advisor represents that it will not enter
into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor's policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker's or dealer's promotion or sale of Fund shares or shares issued by any other registered investment company.

	(f)		The Sub-Advisor acknowledges Manager's
representation that the Global Multi-Strategy Fund series does not rely on the exclusion from the definition of "commodity pool operator" under
Section 4.5 of the General Regulations under the Commodity Exchange Act (the CEA).
The Sub-Adviser represents that it is a commodity trading adviser duly registered with the Commodity
Futures Trading Commission and is a member in good standing of the National Futures Association
(the NFA) or is relying on an exemption from registration as a commodity trading adviser. As applicable, the Sub-Adviser shall maintain such registration and membership in good standing or continue to qualify for an exemption from registration as a commodity trading adviser during the term of this Agreement. Further, the Sub-
Adviser agrees to notify the Manager within a commercially reasonable time upon (i) a statutory disqualification of the Sub-Adviser under Sections
8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of the Sub-Adviser's commodity trading adviser registration or NFA membership, or (iii) the institution of an action or proceeding that could lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self-regulatory organization of which the Sub-Adviser is subject or has been advised it is a target.

(g)	The Sub-Advisor agrees that neither it nor any of its
affiliates will in any way refer to its relationship with
the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager, except to the extent
required by applicable law or legal process, and
provided that the Manager and the Sub-Advisor
agree that the Sub-Advisor is permitted to include
the name of the Fund, the Series, or the Manager
in its client lists used for marketing purposes.
(h)	The Manager shall keep confidential any non-public
information concerning the Sub-Advisor. The
Manager shall not use such information for any
purpose other than performance of its
responsibilities and duties hereunder, except after
prior notification to and approval in writing by the Sub-Advisor or when so requested by the Sub-
Advisor or required by law or regulation or when
requested by a regulatory authority.
(i)	This Agreement contains the entire understanding
and agreement of the parties.

       IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL
MANAGEMENT
CORPORATION


By /s/ Adam U.
Shaikh
Adam U. Shaikh
Counsel



By /s/ Jennifer A.
Block
Jennifer A.
Block
Counsel



ASCEND
CAPITAL, LLC


By /s/ Benjamin
D. Slavet
Benjamin D.
Slavet
Chief
Operating
Officer & Chief
Financial
    Officer


APPENDIX A







This Appendix intentionally left blank.

APPENDIX B





Effective Date and Initial Term of Sub-Advisory Agreement
for each Series
Series
Effective Date
Initial Term
Global-Multi Strategy Fund
September 23,
2016
2 years